Exhibit 99

NEWS

CONTACT: Brendan McManus
(301) 380-4495
brendan.mcmanus@marriott.com

MARRIOTT INTERNATIONAL REPORTS SECOND QUARTER 2019 RESULTS

HIGHLIGHTS

•
Second quarter reported diluted EPS totaled $0.69, compared to $1.87 in the year-ago quarter. Second quarter adjusted diluted EPS totaled $1.56, compared to second quarter 2018 adjusted diluted EPS of $1.73. Reported and adjusted diluted EPS for the 2018 second quarter included $0.26 of asset sale gains;

•	Second quarter 2019 comparable systemwide constant dollar RevPAR rose 1.2 percent worldwide, 2.8 percent outside North America and 0.7 percent in North America;

•	The company added more than 16,000 rooms during the second quarter, including nearly 3,500 rooms converted from competitor brands and approximately 7,500 rooms in international markets;

•
At quarter-end, Marriott’s worldwide development pipeline totaled roughly 2,900 hotels and more than 487,000 rooms, including approximately 40,000 rooms approved, but not yet subject to signed contracts. Roughly 213,000 pipeline rooms were under construction at the end of the second quarter;

•
Second quarter reported net income totaled $232 million, a 65 percent decrease from prior year results. Second quarter adjusted net income totaled $525 million, a 15 percent decrease from prior year adjusted results;

•	Adjusted EBITDA totaled $952 million in the quarter, a 1 percent increase over second quarter 2018 adjusted EBITDA;

•
Marriott repurchased 3.8 million shares of the company’s common stock for $500 million during the second quarter. Year-to-date through August 2, the company has repurchased 12.1 million shares for $1.6 billion.

BETHESDA, MD - August 5, 2019 - Marriott International, Inc. (NASDAQ: MAR) today reported solid second quarter 2019 results.

Arne M. Sorenson, president and chief executive officer of Marriott International, said, “Worldwide RevPAR increased 1.2 percent in the second quarter with higher leisure transient demand in Europe, the Caribbean and South America, and the Asia Pacific regions. Showing great momentum, our worldwide RevPAR index increased 110 basis points in the quarter, the strongest single quarter performance since our acquisition of Starwood in late 2016.

“Our owners and franchisees continue to sign new hotel deals at a rapid pace. Our development pipeline increased 3 percent in the second quarter, reaching a record 487,000 rooms, including roughly 213,000 rooms under construction. Today, our pipeline includes five new all-inclusive resorts to be built over the next several years, which will be part of our newly-launched all-inclusive platform. Recognizing the growing demand for all-inclusive lodging, our platform will create distinctive vacation experiences while leveraging existing brands in our luxury and full-service portfolio. We expect the platform will grow through both new-build properties and conversions of existing resorts, offering travelers yet another option for earning and redeeming Marriott Bonvoy points.

“Our results in the second quarter highlight the resiliency of our business model and the growing strength of our brands. Year-to-date through August 2, we have already returned $1.9 billion to shareholders. For full year 2019, we expect cash returned to shareholders through share repurchases and dividends could approach $3 billion.”

Second Quarter 2019 Results
Marriott’s reported net income totaled $232 million in the 2019 second quarter, compared to 2018 second quarter reported net income of $667 million. Reported diluted earnings per share (EPS) totaled $0.69 in the quarter, compared to reported diluted EPS of $1.87 in the year-ago quarter.

Second quarter 2019 adjusted net income totaled $525 million, compared to 2018 second quarter adjusted net income of $619 million.  Adjusted diluted EPS in the second quarter totaled $1.56, compared to adjusted diluted EPS of $1.73 in the year-ago quarter.  Adjusted results for the 2018 second quarter include $119 million pre-tax ($0.26 per share) of asset sale gains in gains and other income, net and equity in earnings. See page A-3 for the calculation of adjusted results. Adjusted results exclude merger-related costs and charges, cost reimbursement revenue, and reimbursed expenses.  Adjusted results for the 2018 second quarter also exclude an increase to the gain on the sale of Avendra.

Base management and franchise fees totaled $834 million in the 2019 second quarter, an 8 percent increase over base management and franchise fees of $775 million in the year-ago quarter. The year-over-year increase in these fees is primarily attributable to unit growth, RevPAR growth, and higher branding fees.

Second quarter 2019 incentive management fees totaled $165 million, a 6 percent decrease compared to incentive management fees of $176 million in the year-ago quarter. The year-over-year decrease largely reflects lower net house profits at North American managed hotels, and unfavorable exchange rates, partially offset by higher net house profits at International managed hotels.

General, administrative, and other expenses for the 2019 second quarter totaled $229 million, compared to $217 million in the year-ago quarter. The year-over-year change largely reflects an increase in administrative costs.

In the 2019 second quarter, the company incurred $22 million of expenses and recognized $22 million of insurance recoveries related to the data security incident it disclosed on November 30, 2018. The expenses and insurance recoveries are reflected in either the reimbursed expenses or merger-related costs and charges lines of the Income Statement, which have been excluded from adjusted net income, adjusted EPS and adjusted EBITDA.

The company also recorded a $126 million non-tax deductible accrual in the second quarter for the fine proposed by the U.K. Information Commissioner’s Office in relation to the data security incident. Marriott has the right to respond before the amount of the fine is finally determined and a fine can be issued. The company intends to respond and vigorously defend its position. The accrual is reflected in the merger-related costs and charges line of the Income Statement, which has been excluded from adjusted net income, adjusted EPS and adjusted EBITDA.

Gains and other income, net, totaled $1 million, compared to $114 million in the year-ago quarter. Gains and other income, net, in the 2018 second quarter largely reflected $109 million of gains from asset sales.

Interest expense, net, totaled $96 million in the second quarter compared to $79 million in the year-ago quarter. The increase is largely due to higher debt balances.

Equity in earnings for the second quarter totaled $0 million, compared to $21 million in the year-ago quarter. The 2019 second quarter included a $4 million asset impairment. The 2018 second quarter included a $10 million gain on the sale of a hotel in a North American joint venture.

Second Quarter 2019 Results Compared to May 10, 2019 Guidance
On May 10, 2019, the company estimated gross fee revenues would total $990 million to $1,010 million in the second quarter. Actual gross fee revenues totaled $999 million in the quarter.

The company estimated owned, leased, and other revenue, net of direct expenses, for the second quarter would total approximately $80 million. Actual results of $87 million in the quarter were higher than estimated, largely due to the timing of non-operating expenses.

The company estimated equity in earnings for the second quarter would total approximately $5 million. Actual equity in earnings of $0 million in the quarter were lower than expected, largely reflecting a $4 million asset impairment.

The company estimated adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter would total $940 million to $965 million. Actual adjusted EBITDA totaled $952 million. See page A-11 for the adjusted EBITDA calculations.

Selected Performance Information
The company added 112 new properties (16,181 rooms) to its worldwide lodging portfolio during the 2019 second quarter, including The Westin Desaru Coast Resort in Malaysia, W Muscat in Oman, and AC Hotel Riga, the company’s first hotel in Latvia. Fifteen properties (2,321 rooms) exited the system during the quarter. At quarter-end, Marriott’s lodging system encompassed 7,100 properties and timeshare resorts with nearly 1,346,000 rooms.

At quarter-end, the company’s worldwide development pipeline totaled 2,919 properties with more than 487,000 rooms, including 1,150 properties with roughly 213,000 rooms under construction and 253 properties with approximately 40,000 rooms approved for development, but not yet subject to signed contracts.

In the 2019 second quarter, worldwide comparable systemwide constant dollar RevPAR increased 1.2 percent (a 0.3 percent decrease using actual dollars). North American comparable systemwide constant dollar RevPAR increased 0.7 percent (a 0.4 percent increase using actual dollars), and international comparable systemwide constant dollar RevPAR increased 2.8 percent (a 2.4 percent decrease using actual dollars) for the same period.

Worldwide comparable company-operated house profit margins decreased 10 basis points in the second quarter, reflecting solid cost controls and synergies from the Starwood acquisition offset by the impact of modest RevPAR growth and higher wages. House profit margins for international comparable company-operated properties increased 30 basis points and North American comparable company-operated house profit margins decreased 50 basis points in the second quarter.

Balance Sheet
At quarter-end, Marriott’s total debt was $10,414 million and cash balances totaled $284 million, compared to $9,347 million in debt and $316 million of cash at year-end 2018.

During the second quarter, the company extended the expiration of its credit facility to June 2024 and increased the facility from $4 billion to $4.5 billion.

Marriott Common Stock
Weighted average fully diluted shares outstanding used to calculate both reported and adjusted diluted EPS totaled 336.4 million in the 2019 second quarter, compared to 357.3 million shares in the year-ago quarter.

The company repurchased 3.8 million shares of common stock in the 2019 second quarter for $500 million at an average price of $132.39 per share. Year-to-date through August 2, the company has repurchased 12.1 million shares for $1.6 billion at an average price of $128.88 per share.

2019 Outlook
The following outlook for third quarter, fourth quarter, and full year 2019 does not include merger-related costs and charges, cost reimbursement revenue or reimbursed expenses, which the company cannot accurately forecast and which may be significant.

For the 2019 third quarter, Marriott expects comparable systemwide RevPAR on a constant dollar basis will increase 1 to 2 percent in North America, 2 to 3 percent outside North America, and 1 to 2 percent worldwide.

The company anticipates third quarter 2019 gross fee revenues will total $945 million to $960 million, a 1 to 3 percent increase over third quarter 2018 gross fee revenues of $932 million, reflecting lower residential branding fees year-over-year. The company anticipates third quarter 2019 incentive management fees will decrease at a mid to high single-digit rate compared to third quarter 2018 incentive management fees of $151 million due to modest expected RevPAR growth in North America and tough comparisons to the 2018 World Cup in Russia.

Marriott anticipates third quarter 2019 owned, leased, and other revenue, net of direct expenses, could total $70 million. This estimate reflects $10 million to $15 million of lower termination fees year-over-year. This outlook for the 2019 third quarter does not reflect any additional asset sales that may occur during the quarter.

The company expects third quarter 2019 general, administrative, and other expenses could total $220 million to $225 million. General, administrative, and other expenses in the 2018 third quarter included a $7 million expense for the company’s supplemental investments in its workforce, which is not expected to repeat in 2019.

The company anticipates gains and other income, net could total $10 million in the 2019 third quarter, largely reflecting a $9 million gain on an asset sale that was completed early in the third quarter.

Marriott expects third quarter 2019 diluted EPS could total $1.47 to $1.51, an 11 to 14 percent decline compared to third quarter 2018 adjusted diluted EPS of $1.70. Third quarter 2018 adjusted results included $71 million pre-tax ($0.26 per share) of asset sale gains in gains and other income, net and equity in earnings. Third quarter 2019 guidance does not assume any additional asset sale gains beyond the $9 million pre-tax ($0.02 per share) discussed above.

Marriott anticipates third quarter 2019 adjusted EBITDA could total $896 million to $916 million, flat to up 2 percent compared to third quarter 2018 adjusted EBITDA of $900 million. This estimate does not reflect any additional asset sales that may occur in the third quarter of 2019. See page A-12 for the adjusted EBITDA calculation.

For the 2019 fourth quarter, Marriott expects comparable systemwide RevPAR on a constant dollar basis will increase 1 to 2 percent in North America, 2 to 3 percent outside North America, and 1 to 2 percent worldwide.

The company assumes fourth quarter 2019 gross fee revenues will total $981 million to $996 million, an 8 to 9 percent increase over fourth quarter 2018 gross fee revenues of $910 million. The company anticipates fourth quarter 2019 incentive management fees will increase at a mid to high single-digit rate compared to fourth quarter 2018 incentive management fees of $167 million due to international unit growth and easy comparisons to labor strikes in the 2018 fourth quarter.

The company expects fourth quarter 2019 general, administrative, and other expenses could total $249 million to $254 million. General, administrative, and other expenses in the 2018 fourth quarter included a $7 million expense for the company’s supplemental investments in its workforce, which is not expected to repeat in 2019.

Marriott expects fourth quarter 2019 adjusted EBITDA could total $917 million to $937 million, a 6 to 8 percent increase over fourth quarter 2018 adjusted EBITDA of $864 million. This estimate does not reflect any asset sales that may occur in the fourth quarter of 2019. See page A-13 for the adjusted EBITDA calculation.

For the full year 2019, Marriott expects comparable systemwide RevPAR on a constant dollar basis will increase 1 to 2 percent in North America, 2 to 3 percent outside North America, and 1 to 2 percent worldwide.

As a result of construction delays in North America and the Middle East and Africa region, Marriott now anticipates net room additions of 5.0 to 5.5 percent for full year 2019, with expected room deletions of 1 to 1.5 percent.

The company expects full year 2019 gross fee revenues will total $3,820 million to $3,850 million, a 5 to 6 percent increase over 2018 gross fee revenues of $3,638 million, including approximately $20 million of unfavorable foreign exchange. Full year 2019 estimated gross fee revenues include $400 million to $410 million of credit card branding fees, compared to $380 million for full year 2018. Compared to the estimate the company provided on May 10, this estimate of gross fee revenues largely reflects lower RevPAR growth, additional unfavorable foreign exchange and lower credit card branding fees. The company anticipates full year 2019 incentive management fees will be flat compared to 2018 full year incentive management fees of $649 million.

Marriott anticipates full year 2019 owned, leased, and other revenue, net of direct expenses, could total $295 million. This estimate reflects stronger results at owned and leased hotels, offset by approximately $35 million of lower termination fees year-over-year. This outlook for full year 2019 does not reflect any additional asset sales that may occur during the year.

The company expects full year 2019 general, administrative, and other expenses could total $920 million to $930 million, flat to down 1 percent from full year 2018 expenses of $927 million. Full year 2018 general, administrative, and other expenses included a $51 million expense for the company’s supplemental investments in its workforce, which is not expected to repeat in 2019.

The company anticipates full year 2019 diluted EPS could total $5.97 to $6.06, a 2 to 4 percent decline compared to 2018 adjusted diluted EPS of $6.21. Full year adjusted 2018 results include $183 million pre-tax ($0.44 per share) of asset sale gains in gains and other income, net and $65 million pre-tax ($0.21 per share) of asset sale gains in equity in earnings. Full year 2019 guidance includes the $9 million pre-tax ($0.02 per share) asset sale gain in gains and other income, net, included in the third quarter 2019 outlook.

Marriott expects full year 2019 adjusted EBITDA could total $3,586 million to $3,626 million, a 3 to 4 percent increase over 2018 adjusted EBITDA of $3,473 million. See page A-14 for the adjusted EBITDA calculation.

	Third Quarter 2019 [1]	Fourth Quarter 2019 [1]	Full Year 2019 [1]
Gross fee revenues	$945 million to $960 million	$981 million to $996 million	$3,820 million to $3,850 million
Contract investment amortization	Approx. $15 million	Approx. $16 million	Approx. $60 million
Owned, leased and other revenue, net of direct expenses	Approx. $70 million	Approx. $88 million	Approx. $295 million
Depreciation, amortization, and other expenses	Approx. $50 million	Approx. $55 million	Approx. $215 million
General, administrative, and other expenses	$220 million to $225 million	$249 million to $254 million	$920 million to $930 million
Operating income	$725 million to $745 million	$744 million to $764 million	$2,910 million to $2,950 million
Gains and other income	Approx. $10 million	Approx. $4 million	Approx. $20 million
Net interest expense	Approx. $90 million	Approx. $93 million	Approx. $370 million
Equity in earnings (losses)	Approx. $5 million	Approx. $7 million	Approx. $20 million
Earnings per share - diluted	$1.47 to $1.51	$1.53 to $1.58	$5.97 to $6.06
Effective tax rate	25.0 percent	23.3 percent	22.4 percent

[1]
The outlook provided in this table does not include merger-related costs and charges, cost reimbursement revenue or reimbursed expenses, which the company cannot accurately forecast and which may be significant.

The company expects investment spending in 2019 will total approximately $650 million to $750 million, including approximately $225 million for maintenance capital. Investment spending also includes other capital expenditures (including property acquisitions), new mezzanine financing and mortgage notes, contract acquisition costs, and equity and other investments. The company estimates $200 million to $250 million of its 2019 investment spending will be reimbursed or recycled over time. Assuming this level of investment spending and no additional asset sales, cash returned to shareholders through share repurchases and dividends could approach $3 billion for full year 2019.

Marriott International, Inc. (NASDAQ: MAR) will conduct its quarterly earnings review for the investment community and news media on Tuesday, August 6, 2019 at 10:00 a.m. Eastern Time (ET). The conference call will be webcast simultaneously via Marriott’s investor relations website at http://www.marriott.com/investor, click on “Events & Presentations” and click on the quarterly conference call link. A replay will be available at that same website until August 6, 2020.

The telephone dial-in number for the conference call is 706-679-3455 and the conference ID is 9989245. A telephone replay of the conference call will be available from 4:00 p.m. ET, Tuesday, August 6, 2019 until 8:00 p.m. ET, Monday, August 12, 2019. To access the replay, call 404-537-3406. The conference ID for the recording is 9989245.

Note on forward-looking statements: This press release and accompanying schedules contain “forward-looking statements” within the meaning of federal securities laws, including our RevPAR, profit margin and earnings outlook and assumptions; the number of lodging properties we expect to add to or remove from our system in the future; our expectations regarding new product offerings; our expectations regarding the estimates of the impact of new accounting standards; our expectations about investment spending and tax rate; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our most recent quarterly report on Form 10-Q or annual report on Form 10-K. Risks that could affect forward-looking statements in this press release include changes in market conditions; changes in global and regional economies; supply and demand changes for hotel rooms; competitive conditions in the lodging industry; relationships with clients and property owners; the availability of capital to finance hotel growth and refurbishment; the extent to which we experience adverse effects from the data security incident; changes in tax laws in countries in which we earn significant income, including guidance that may be issued by U.S. standard-setting bodies on how provisions of the Tax Act will be applied or otherwise administered; and changes to our estimates of the impact of new accounting standards. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of August 5, 2019. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Marriott International, Inc. (NASDAQ: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of more than 7,000 properties under 30 leading brands spanning 132 countries and territories. Marriott operates and franchises hotels and licenses vacation ownership resorts all around the world. The company now offers one travel program, Marriott Bonvoy™, replacing Marriott Rewards®, The Ritz-Carlton Rewards®, and Starwood Preferred Guest®(SPG). For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on Twitter and Instagram.

IRPR#1

Tables follow

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER 2019 AND 2018
(in millions except per share amounts, unaudited)

	As Reported	As Reported[10]	Percent
	Three Months Ended	Three Months Ended	Better/(Worse)
	June 30, 2019	June 30, 2018	Reported 2019 vs. 2018
REVENUES
Base management fees	$309	$300	3
Franchise fees [1]	525	475	11
Incentive management fees	165	176	(6)
Gross Fee Revenues	999	951	5
Contract investment amortization [2]	(15)	(13)	(15)
Net Fee Revenues	984	938	5
Owned, leased, and other revenue [3]	418	423	(1)
Cost reimbursement revenue [4]	3,903	4,048	(4)
Total Revenues	5,305	5,409	(2)

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	331	334	1
Depreciation, amortization, and other [6]	56	58	3
General, administrative, and other [7]	229	217	(6)
Merger-related costs and charges	173	18	(861)
Reimbursed expenses [4]	4,107	3,964	(4)
Total Expenses	4,896	4,591	(7)

OPERATING INCOME	409	818	(50)

Gains and other income, net [8]	1	114	(99)
Interest expense	(102)	(85)	(20)
Interest income	6	6	—
Equity in earnings [9]	—	21	(100)
INCOME BEFORE INCOME TAXES	314	874	(64)
Provision for income taxes	(82)	(207)	60
NET INCOME	$232	$667	(65)

EARNINGS PER SHARE
Earnings per share - basic	$0.70	$1.89	(63)
Earnings per share - diluted	$0.69	$1.87	(63)

Basic Shares	333.8	353.4
Diluted Shares	336.4	357.3

[1]	Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.

[2]	Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.

[3]	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.

[4]
Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5]	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

[6]
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7]	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

[8]	Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.

[9]	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.

[10]	Reflects revised information as presented in our 2018 Annual Report on Form 10-K.

MARRIOTT INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME - AS REPORTED
SECOND QUARTER YEAR-TO-DATE 2019 AND 2018
(in millions except per share amounts, unaudited)

	As Reported	As Reported [10]	Percent
	Six Months Ended	Six Months Ended	Better/(Worse)
	June 30, 2019	June 30, 2018	Reported 2019 vs. 2018
REVENUES
Base management fees	$591	$573	3
Franchise fees [1]	975	892	9
Incentive management fees	328	331	(1)
Gross Fee Revenues	1,894	1,796	5
Contract investment amortization [2]	(29)	(31)	6
Net Fee Revenues	1,865	1,765	6
Owned, leased, and other revenue [3]	793	829	(4)
Cost reimbursement revenue [4]	7,659	7,824	(2)
Total Revenues	10,317	10,418	(1)

OPERATING COSTS AND EXPENSES
Owned, leased, and other - direct [5]	656	670	2
Depreciation, amortization, and other [6]	110	112	2
General, administrative, and other [7]	451	464	3
Merger-related costs and charges	182	52	(250)
Reimbursed expenses [4]	7,999	7,772	(3)
Total Expenses	9,398	9,070	(4)

OPERATING INCOME	919	1,348	(32)

Gains and other income, net [8]	6	173	(97)
Interest expense	(199)	(160)	(24)
Interest income	12	11	9
Equity in earnings [9]	8	34	(76)
INCOME BEFORE INCOME TAXES	746	1,406	(47)
Provision for income taxes	(139)	(319)	56
NET INCOME	$607	$1,087	(44)

EARNINGS PER SHARE
Earnings per share - basic	$1.80	$3.06	(41)
Earnings per share - diluted	$1.79	$3.02	(41)

Basic Shares	336.7	355.9
Diluted Shares	339.6	360.3

[1]	Franchise fees include fees from our franchise agreements, application and relicensing fees, licensing fees from our timeshare, credit card programs, and residential branding fees.

[2]	Contract investment amortization includes amortization of capitalized costs to obtain contracts with our owner and franchisee customers, and any related impairments, accelerations, or write-offs.

[3]	Owned, leased, and other revenue includes revenue from the properties we own or lease, termination fees, and other revenue.

[4]
Cost reimbursement revenue includes reimbursements from properties for property-level and centralized programs and services that we operate for the benefit of our hotel owners. Reimbursed expenses include costs incurred by Marriott for certain property-level operating expenses and centralized programs and services.

[5]	Owned, leased, and other - direct expenses include operating expenses related to our owned or leased hotels, including lease payments and pre-opening expenses.

[6]
Depreciation, amortization, and other expenses include depreciation for fixed assets, amortization of capitalized costs incurred to acquire management, franchise, and license agreements, and any related impairments, accelerations, or write-offs.

[7]	General, administrative, and other expenses include our corporate and business segments overhead costs and general expenses.

[8]	Gains and other income, net includes gains and losses on the sale of real estate, the sale of joint venture interests and other investments, and adjustments from other equity investments.

[9]	Equity in earnings include our equity in earnings or losses of unconsolidated equity method investments.
10 Reflects revised information as presented in our 2018 Annual Report on Form 10-K.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
($ in millions except per share amounts)

The following table presents our reconciliations of Adjusted operating income, Adjusted operating income margin, Adjusted net income, and Adjusted diluted EPS, to the most directly comparable GAAP measure. Adjusted total revenues is used in the determination of Adjusted operating income margin.

	Three Months Ended			Six Months Ended
	June 30, 2019	June 30, 2018 [1]	Percent Better/(Worse)	June 30, 2019	June 30, 2018	Percent Better/(Worse)
Total revenues, as reported	$5,305	$5,409		$10,317	$10,418
Less: Cost reimbursement revenue	(3,903)	(4,048)		(7,659)	(7,824)
Adjusted total revenues**	1,402	1,361		2,658	2,594

Operating income, as reported	409	818		919	1,348
Less: Cost reimbursement revenue	(3,903)	(4,048)		(7,659)	(7,824)
Add: Reimbursed expenses	4,107	3,964		7,999	7,772
Add: Merger-related costs and charges	173	18		182	52
Adjusted operating income **	786	752	5%	1,441	1,348	7%

Operating income margin	8%	15%		9%	13%
Adjusted operating income margin **	56%	55%		54%	52%

Net income, as reported	232	667		607	1,087
Less: Cost reimbursement revenue	(3,903)	(4,048)		(7,659)	(7,824)
Add: Reimbursed expenses	4,107	3,964		7,999	7,772
Add: Merger-related costs and charges	173	18		182	52
Less: Gain on sale of Avendra	—	(1)		—	(6)
Income tax effect of above adjustments	(84)	19		(122)	3
Add: U.S. Tax Cuts and Jobs Act of 2017	—	—		—	22
Adjusted net income **	$525	$619	-15%	$1,007	$1,106	-9%

Diluted EPS, as reported	$0.69	$1.87		$1.79	$3.02
Adjusted Diluted EPS**	$1.56	$1.73	-10%	$2.97	$3.07	-3%

**	Denotes non-GAAP financial measures. Please see pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

1 Reflects revised information as presented in our 2018 Annual Report on Form 10-K.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2019

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Managed	757	240,359	1,195	310,124	1,952	550,483
Marriott Hotels	122	65,625	172	50,726	294	116,351
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	27	23,333	184	63,109	211	86,442
Courtyard	235	37,664	98	21,247	333	58,911
Westin	43	23,650	71	21,912	114	45,562
JW Marriott	17	10,864	51	19,724	68	30,588
Renaissance	27	11,574	56	17,539	83	29,113
The Ritz-Carlton	38	10,981	56	14,943	94	25,924
The Ritz-Carlton Serviced Apartments	—	—	5	697	5	697
Le Méridien	3	570	72	20,163	75	20,733
Four Points	1	134	74	19,117	75	19,251
Residence Inn	108	16,495	5	565	113	17,060
W Hotels	24	7,078	29	7,347	53	14,425
The Luxury Collection	5	2,234	50	8,830	55	11,064
Gaylord Hotels	6	9,918	—	—	6	9,918
Aloft	1	330	38	8,936	39	9,266
St. Regis	9	1,728	32	7,289	41	9,017
St. Regis Serviced Apartments	—	—	1	70	1	70
AC Hotels by Marriott	3	517	59	7,099	62	7,616
Delta Hotels	25	6,775	—	—	25	6,775
Fairfield by Marriott	7	1,539	32	4,879	39	6,418
SpringHill Suites	30	4,896	—	—	30	4,896
Marriott Executive Apartments	—	—	31	4,580	31	4,580
Protea Hotels	—	—	36	4,328	36	4,328
Autograph Collection	5	1,307	15	2,406	20	3,713
EDITION	3	1,019	6	1,293	9	2,312
TownePlace Suites	17	1,948	—	—	17	1,948
Element	1	180	7	1,421	8	1,601
Tribute Portfolio	—	—	5	713	5	713
Moxy	—	—	4	599	4	599
Bulgari	—	—	5	438	5	438
Franchised	4,318	624,924	585	121,107	4,903	746,031
Courtyard	783	104,203	74	13,858	857	118,061
Fairfield by Marriott	966	89,896	19	3,188	985	93,084
Residence Inn	697	83,091	8	1,041	705	84,132
Marriott Hotels	213	66,474	54	15,485	267	81,959
Sheraton	161	47,749	62	17,683	223	65,432
SpringHill Suites	403	46,612	—	—	403	46,612
TownePlace Suites	382	38,350	—	—	382	38,350
Westin	87	28,811	24	7,372	111	36,183
Autograph Collection	95	19,613	58	12,721	153	32,334
Four Points	157	23,764	52	8,220	209	31,984
Renaissance	59	16,981	27	7,393	86	24,374
Aloft	111	16,452	16	2,652	127	19,104
AC Hotels by Marriott	52	8,782	40	5,897	92	14,679
The Luxury Collection	12	2,850	45	8,590	57	11,440
Delta Hotels	42	9,385	2	562	44	9,947
Moxy	13	2,739	29	6,007	42	8,746
Le Méridien	17	3,665	16	4,248	33	7,913
JW Marriott	12	5,643	6	1,624	18	7,267
Tribute Portfolio	20	4,626	11	1,211	31	5,837
Element	35	4,809	2	293	37	5,102
Protea Hotels	—	—	38	2,911	38	2,911
The Ritz-Carlton	1	429	—	—	1	429
Bulgari	—	—	1	85	1	85
Marriott Executive Apartments	—	—	1	66	1	66

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2019

	North America		Total International		Total Worldwide
	Units	Rooms	Units	Rooms	Units	Rooms
Owned/Leased	29	8,281	34	8,820	63	17,101
Courtyard	19	2,814	4	894	23	3,708
Sheraton	2	1,474	4	1,830	6	3,304
Marriott Hotels	3	1,664	5	1,631	8	3,295
W Hotels	1	509	2	665	3	1,174
Protea Hotels	—	—	7	1,168	7	1,168
Westin	1	1,073	—	—	1	1,073
Renaissance	1	317	3	749	4	1,066
The Ritz-Carlton	—	—	2	553	2	553
JW Marriott	—	—	1	496	1	496
St. Regis	1	238	1	160	2	398
Residence Inn	1	192	1	140	2	332
The Luxury Collection	—	—	2	287	2	287
Autograph Collection	—	—	2	247	2	247
Residences	57	6,475	36	3,519	93	9,994
The Ritz-Carlton Residences	35	4,370	11	938	46	5,308
W Residences	9	1,078	5	519	14	1,597
St. Regis Residences	7	585	7	598	14	1,183
Westin Residences	3	266	2	469	5	735
Bulgari Residences	—	—	4	448	4	448
The Luxury Collection Residences	2	151	3	115	5	266
Sheraton Residences	—	—	2	262	2	262
Marriott Hotels Residences	—	—	1	108	1	108
Autograph Collection Residences	—	—	1	62	1	62
EDITION Residences	1	25	—	—	1	25
Timeshare*	70	18,424	19	3,873	89	22,297
Grand Total	5,231	898,463	1,869	447,443	7,100	1,345,906

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.

MARRIOTT INTERNATIONAL, INC.
TOTAL LODGING PRODUCTS
As of June 30, 2019

	North America		Total International		Total Worldwide
Total Systemwide	Units	Rooms	Units	Rooms	Units	Rooms
Luxury	177	49,782	325	75,709	502	125,491
JW Marriott	29	16,507	58	21,844	87	38,351
The Ritz-Carlton	39	11,410	58	15,496	97	26,906
The Ritz-Carlton Residences	35	4,370	11	938	46	5,308
The Ritz-Carlton Serviced Apartments	—	—	5	697	5	697
The Luxury Collection	17	5,084	97	17,707	114	22,791
The Luxury Collection Residences	2	151	3	115	5	266
W Hotels	25	7,587	31	8,012	56	15,599
W Residences	9	1,078	5	519	14	1,597
St. Regis	10	1,966	33	7,449	43	9,415
St. Regis Residences	7	585	7	598	14	1,183
St. Regis Serviced Apartments	—	—	1	70	1	70
EDITION	3	1,019	6	1,293	9	2,312
EDITION Residences	1	25	—	—	1	25
Bulgari	—	—	6	523	6	523
Bulgari Residences	—	—	4	448	4	448
Full-Service	962	344,850	882	253,401	1,844	598,251
Marriott Hotels	338	133,763	231	67,842	569	201,605
Marriott Hotels Residences	—	—	1	108	1	108
Marriott Hotels Serviced Apartments	—	—	1	154	1	154
Sheraton	190	72,556	250	82,622	440	155,178
Sheraton Residences	—	—	2	262	2	262
Westin	131	53,534	95	29,284	226	82,818
Westin Residences	3	266	2	469	5	735
Renaissance	87	28,872	86	25,681	173	54,553
Autograph Collection	100	20,920	75	15,374	175	36,294
Autograph Collection Residences	—	—	1	62	1	62
Le Méridien	20	4,235	88	24,411	108	28,646
Delta Hotels	67	16,160	2	562	69	16,722
Gaylord Hotels	6	9,918	—	—	6	9,918
Tribute Portfolio	20	4,626	16	1,924	36	6,550
Marriott Executive Apartments	—	—	32	4,646	32	4,646
Limited-Service	4,022	485,407	643	114,460	4,665	599,867
Courtyard	1,037	144,681	176	35,999	1,213	180,680
Residence Inn	806	99,778	14	1,746	820	101,524
Fairfield by Marriott	973	91,435	51	8,067	1,024	99,502
SpringHill Suites	433	51,508	—	—	433	51,508
Four Points	158	23,898	126	27,337	284	51,235
TownePlace Suites	399	40,298	—	—	399	40,298
Aloft	112	16,782	54	11,588	166	28,370
AC Hotels by Marriott	55	9,299	99	12,996	154	22,295
Moxy	13	2,739	33	6,606	46	9,345
Protea Hotels	—	—	81	8,407	81	8,407
Element	36	4,989	9	1,714	45	6,703
Timeshare*	70	18,424	19	3,873	89	22,297
Grand Total	5,231	898,463	1,869	447,443	7,100	1,345,906

* Timeshare property and room counts are included on this table in their geographical locations.  For external reporting purposes, these counts are captured in the Corporate segment.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Three Months Ended June 30, 2019 and June 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Brand	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
JW Marriott	$231.56	1.0%	81.9%	-1.6%	pts.	$282.78	3.0%
The Ritz-Carlton	$294.18	2.5%	76.5%	0.4%	pts.	$384.39	2.0%
W Hotels	$256.29	-1.6%	82.4%	-0.4%	pts.	$311.12	-1.1%
Composite North American Luxury [1]	$275.85	1.1%	79.7%	-0.3%	pts.	$346.25	1.4%
Marriott Hotels	$168.80	0.7%	80.5%	-0.2%	pts.	$209.77	1.1%
Sheraton	$162.58	-3.0%	81.8%	-1.2%	pts.	$198.67	-1.6%
Westin	$175.41	-0.5%	80.8%	-0.3%	pts.	$217.15	-0.1%
Composite North American Upper Upscale [2]	$166.44	0.0%	80.6%	-0.3%	pts.	$206.52	0.4%
North American Full-Service [3]	$185.28	0.3%	80.4%	-0.3%	pts.	$230.35	0.6%
Courtyard	$113.20	-1.4%	76.7%	-1.5%	pts.	$147.57	0.5%
Residence Inn	$136.95	1.5%	82.9%	0.6%	pts.	$165.28	0.7%
Composite North American Limited-Service [4]	$119.48	-0.7%	78.9%	-0.9%	pts.	$151.53	0.5%
North American - All [5]	$164.36	0.1%	79.9%	-0.5%	pts.	$205.63	0.7%

Comparable Systemwide North American Properties
	Three Months Ended June 30, 2019 and June 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Brand	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
JW Marriott	$216.78	1.2%	81.2%	-1.6%	pts.	$266.93	3.2%
The Ritz-Carlton	$295.50	2.5%	77.2%	0.4%	pts.	$383.02	2.0%
W Hotels	$256.29	-1.6%	82.4%	-0.4%	pts.	$311.12	-1.1%
Composite North American Luxury [1]	$262.53	1.0%	79.7%	-0.5%	pts.	$329.31	1.6%
Marriott Hotels	$142.95	1.3%	77.1%	-0.2%	pts.	$185.49	1.6%
Sheraton	$126.69	-0.8%	77.3%	-0.9%	pts.	$163.83	0.5%
Westin	$161.18	0.7%	79.4%	-0.2%	pts.	$203.04	1.0%
Composite North American Upper Upscale [2]	$145.11	1.2%	77.7%	-0.3%	pts.	$186.70	1.6%
North American Full-Service [3]	$156.53	1.2%	77.9%	-0.3%	pts.	$200.90	1.5%
Courtyard	$111.57	-0.3%	76.8%	-1.0%	pts.	$145.35	1.1%
Residence Inn	$126.03	0.3%	82.3%	-0.4%	pts.	$153.08	0.8%
Fairfield by Marriott	$90.08	-0.5%	75.9%	-0.9%	pts.	$118.66	0.7%
Composite North American Limited-Service [4]	$108.32	0.1%	78.2%	-0.7%	pts.	$138.59	1.0%
North American - All [5]	$128.80	0.7%	78.1%	-0.5%	pts.	$165.01	1.3%

[1]	Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.

[2]	Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.

[3]	Includes Composite North American Luxury and Composite North American Upper Upscale.

[4]	Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.

[5]	Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Three Months Ended June 30, 2019 and June 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Region	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
Greater China	$86.00	2.5%	69.7%	2.0%	pts.	$123.48	-0.4%
Rest of Asia Pacific	$116.01	5.5%	73.3%	3.1%	pts.	$158.35	1.0%
Asia Pacific	$98.71	3.9%	71.2%	2.4%	pts.	$138.68	0.4%

Caribbean & Latin America	$125.25	0.6%	65.0%	0.8%	pts.	$192.59	-0.6%
Europe	$164.67	4.3%	78.7%	1.2%	pts.	$209.25	2.7%
Middle East & Africa	$97.58	-0.7%	64.0%	2.8%	pts.	$152.51	-5.1%

International - All [1]	$115.69	3.1%	71.2%	2.1%	pts.	$162.54	0.0%

Worldwide [2]	$140.01	1.3%	75.5%	0.8%	pts.	$185.32	0.2%

Comparable Systemwide International Properties
	Three Months Ended June 30, 2019 and June 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Region	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
Greater China	$85.34	2.6%	69.3%	2.1%	pts.	$123.22	-0.5%
Rest of Asia Pacific	$116.27	4.4%	73.0%	2.3%	pts.	$159.29	1.1%
Asia Pacific	$100.36	3.6%	71.1%	2.2%	pts.	$141.21	0.4%

Caribbean & Latin America	$99.13	0.5%	62.6%	-0.6%	pts.	$158.27	1.5%
Europe	$143.33	3.6%	77.3%	0.9%	pts.	$185.38	2.4%
Middle East & Africa	$92.83	-0.7%	63.6%	2.4%	pts.	$145.86	-4.4%

International - All [1]	$112.26	2.8%	71.0%	1.5%	pts.	$158.21	0.6%

Worldwide [2]	$124.16	1.2%	76.1%	0.0%	pts.	$163.23	1.1%

[1]	Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.

[2]	Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated North American Properties
	Six Months Ended June 30, 2019 and June 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Brand	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
JW Marriott	$221.58	1.0%	78.2%	-2.5%	pts.	$283.20	4.2%
The Ritz-Carlton	$308.52	4.0%	76.6%	0.9%	pts.	$402.83	2.8%
W Hotels	$242.64	-3.3%	78.4%	-2.9%	pts.	$309.61	0.3%
Composite North American Luxury [1]	$281.07	1.4%	77.8%	-1.3%	pts.	$361.37	3.1%
Marriott Hotels	$158.35	1.4%	76.6%	-0.3%	pts.	$206.84	1.8%
Sheraton	$145.95	-2.9%	77.1%	-1.3%	pts.	$189.23	-1.3%
Westin	$157.74	-1.1%	76.1%	-0.7%	pts.	$207.29	-0.2%
Composite North American Upper Upscale [2]	$154.15	0.6%	76.6%	-0.3%	pts.	$201.31	1.0%
North American Full-Service [3]	$176.00	0.8%	76.8%	-0.5%	pts.	$229.22	1.4%
Courtyard	$104.62	-1.5%	71.7%	-1.9%	pts.	$145.82	1.2%
Residence Inn	$128.70	0.4%	79.1%	-0.3%	pts.	$162.75	0.7%
Composite North American Limited-Service [4]	$111.06	-1.1%	74.2%	-1.5%	pts.	$149.64	1.0%
North American - All [5]	$155.36	0.4%	76.0%	-0.8%	pts.	$204.51	1.4%

Comparable Systemwide North American Properties
	Six Months Ended June 30, 2019 and June 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Brand	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
JW Marriott	$211.35	1.4%	78.2%	-1.9%	pts.	$270.11	3.9%
The Ritz-Carlton	$305.03	3.9%	76.5%	0.9%	pts.	$398.75	2.8%
W Hotels	$242.64	-3.3%	78.4%	-2.9%	pts.	$309.61	0.3%
Composite North American Luxury [1]	$263.48	1.4%	77.5%	-1.3%	pts.	$340.16	3.0%
Marriott Hotels	$135.02	1.9%	73.3%	0.0%	pts.	$184.09	2.0%
Sheraton	$115.13	-1.2%	72.3%	-1.3%	pts.	$159.28	0.7%
Westin	$151.06	0.4%	75.3%	-0.5%	pts.	$200.58	1.0%
Composite North American Upper Upscale [2]	$135.92	1.5%	73.7%	-0.3%	pts.	$184.33	1.9%
North American Full-Service [3]	$148.33	1.5%	74.1%	-0.4%	pts.	$200.18	2.0%
Courtyard	$102.53	-0.3%	72.1%	-1.1%	pts.	$142.19	1.3%
Residence Inn	$117.64	-0.2%	78.5%	-0.7%	pts.	$149.82	0.7%
Fairfield by Marriott	$81.32	-0.7%	70.5%	-1.0%	pts.	$115.36	0.7%
Composite North American Limited-Service [4]	$99.81	-0.1%	73.6%	-0.8%	pts.	$135.57	1.0%
North American - All [5]	$120.42	0.8%	73.8%	-0.6%	pts.	$163.12	1.6%

[1]	Includes JW Marriott, The Ritz-Carlton, W Hotels, The Luxury Collection, St. Regis, and EDITION.

[2]	Includes Marriott Hotels, Sheraton, Westin, Renaissance, Autograph Collection, Delta Hotels, Gaylord Hotels, and Le Méridien. Systemwide also includes Tribute Portfolio.

[3]	Includes Composite North American Luxury and Composite North American Upper Upscale.

[4]	Includes Courtyard, Residence Inn, Fairfield by Marriott, SpringHill Suites, TownePlace Suites, Four Points, Aloft, Element, and AC Hotels by Marriott. Systemwide also includes Moxy.

[5]	Includes North American Full-Service and Composite North American Limited-Service.

MARRIOTT INTERNATIONAL, INC.
KEY LODGING STATISTICS
In Constant $

Comparable Company-Operated International Properties
	Six Months Ended June 30, 2019 and June 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Region	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
Greater China	$84.60	2.7%	67.2%	1.8%	pts.	$125.85	-0.1%
Rest of Asia Pacific	$122.86	4.9%	74.6%	2.9%	pts.	$164.74	0.7%
Asia Pacific	$100.80	3.8%	70.3%	2.3%	pts.	$143.31	0.4%

Caribbean & Latin America	$143.12	2.1%	66.0%	0.5%	pts.	$216.70	1.3%
Europe	$139.77	3.1%	71.9%	0.6%	pts.	$194.40	2.3%
Middle East & Africa	$107.05	-2.2%	67.3%	2.3%	pts.	$159.15	-5.6%

International - All [1]	$114.05	2.4%	69.8%	1.8%	pts.	$163.34	-0.2%

Worldwide [2]	$134.71	1.2%	72.9%	0.5%	pts.	$184.79	0.6%

Comparable Systemwide International Properties
	Six Months Ended June 30, 2019 and June 30, 2018
	REVPAR		Occupancy			Average Daily Rate
Region	2019	vs. 2018	2019	vs. 2018		2019	vs. 2018
Greater China	$83.89	2.8%	66.8%	2.0%	pts.	$125.59	-0.3%
Rest of Asia Pacific	$121.24	4.1%	73.8%	2.2%	pts.	$164.30	1.0%
Asia Pacific	$102.03	3.6%	70.2%	2.1%	pts.	$145.35	0.5%

Caribbean & Latin America	$111.16	2.2%	64.0%	-0.4%	pts.	$173.73	2.8%
Europe	$122.27	3.1%	70.6%	0.6%	pts.	$173.24	2.2%
Middle East & Africa	$101.66	-1.9%	66.6%	2.1%	pts.	$152.62	-5.0%

International - All [1]	$109.17	2.5%	69.1%	1.3%	pts.	$158.02	0.5%

Worldwide [2]	$117.27	1.2%	72.5%	-0.1%	pts.	$161.76	1.3%

[1]	Includes Asia Pacific, Caribbean & Latin America, Europe, and Middle East & Africa.

[2]	Includes North American - All and International - All.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA
($ in millions)

	Fiscal Year 2019
	First Quarter	Second Quarter	Total
Net income, as reported	$375	$232	$607
Cost reimbursement revenue	(3,756)	(3,903)	(7,659)
Reimbursed expenses	3,892	4,107	7,999
Interest expense	97	102	199
Interest expense from unconsolidated joint ventures	2	1	3
Tax provision	57	82	139
Depreciation and amortization	54	56	110
Contract investment amortization	14	15	29
Depreciation classified in reimbursed expenses	30	29	59
Depreciation and amortization from unconsolidated joint ventures	7	8	15
Share-based compensation	40	50	90
Merger-related costs and charges	9	173	182
Adjusted EBITDA **	$821	$952	$1,773

Increase over 2018 Adjusted EBITDA **	7%	1%	4%	[1]

	Fiscal Year 2018 [2]
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Net income, as reported	$420	$667	$503	$317	$1,907
Cost reimbursement revenue	(3,776)	(4,048)	(3,735)	(3,984)	(15,543)
Reimbursed expenses	3,808	3,964	3,855	4,151	15,778
Interest expense	75	85	86	94	340
Interest expense from unconsolidated joint ventures	2	3	2	3	10
Tax provision	112	207	91	28	438
Depreciation and amortization	54	58	52	62	226
Contract investment amortization	18	13	13	14	58
Depreciation classified in reimbursed expenses	33	34	39	41	147
Depreciation and amortization from unconsolidated joint ventures	10	10	10	10	40
Share-based compensation	38	47	43	43	171
Gain on asset dispositions	(58)	(109)	(16)	(6)	(189)
Gain on investees’ property sales	—	(10)	(55)	—	(65)
Merger-related costs and charges	34	18	12	91	155
Adjusted EBITDA **	$770	$939	$900	$864	$3,473

**	Denotes non-GAAP financial measures. See pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]	Represents the percentage increase of Adjusted EBITDA of $1,773 million for the first two quarters of 2019 over Adjusted EBITDA of $1,709 million for the first two quarters of 2018.

[2]	Reflects revised information for our 2018 first, second, and third quarters as presented in our 2018 Annual Report on Form 10-K.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
THIRD QUARTER 2019
($ in millions)

	Range
	Estimated Third Quarter 2019		Third Quarter 2018 **
Net income excluding certain items [1]	$490	$505
Interest expense	95	95
Interest expense from unconsolidated joint ventures	5	5
Tax provision	160	165
Depreciation and amortization	50	50
Contract investment amortization	15	15
Depreciation classified in reimbursed expenses	35	35
Depreciation and amortization from unconsolidated joint ventures	10	10
Share-based compensation	45	45
Gain on asset dispositions	(9)	(9)
Adjusted EBITDA **	$896	$916	$900

Increase over 2018 Adjusted EBITDA**	0%	2%

** Denotes non-GAAP financial measures. See pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]
Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges, which the company cannot accurately forecast and which may be significant, except for depreciation classified in reimbursed expenses, which is included in the caption “Depreciation classified in reimbursed expenses” above.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FOURTH QUARTER 2019
($ in millions)

	Range
	Estimated Fourth Quarter 2019		Fourth Quarter 2018 **
Net income excluding certain items [1]	$506	$521
Interest expense	101	101
Interest expense from unconsolidated joint ventures	2	2
Tax provision	156	161
Depreciation and amortization	55	55
Contract investment amortization	16	16
Depreciation classified in reimbursed expenses	31	31
Depreciation and amortization from unconsolidated joint ventures	5	5
Share-based compensation	45	45
Adjusted EBITDA **	$917	$937	$864

Increase over 2018 Adjusted EBITDA**	6%	8%

** Denotes non-GAAP financial measures. See pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]
Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges, which the company cannot accurately forecast and which may be significant, except for depreciation classified in reimbursed expenses, which is included in the caption “Depreciation classified in reimbursed expenses” above.

MARRIOTT INTERNATIONAL, INC.
NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA FORECAST
FULL YEAR 2019
($ in millions)

	Range
	Estimated Full Year 2019		Full Year 2018 **
Net income excluding certain items [1]	$2,003	$2,033
Interest expense	395	395
Interest expense from unconsolidated joint ventures	10	10
Tax provision	577	587
Depreciation and amortization	215	215
Contract investment amortization	60	60
Depreciation classified in reimbursed expenses	125	125
Depreciation and amortization from unconsolidated joint ventures	30	30
Share-based compensation	180	180
Gain on asset dispositions	(9)	(9)
Adjusted EBITDA **	$3,586	$3,626	$3,473

Increase over 2018 Adjusted EBITDA**	3%	4%

** Denotes non-GAAP financial measures. See pages A-15 and A-16 for information about our reasons for providing these alternative financial measures and the limitations on their use.

[1]
Guidance excludes cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges, which the company cannot accurately forecast and which may be significant, except for depreciation classified in reimbursed expenses, which is included in the caption “Depreciation classified in reimbursed expenses” above.

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

In our press release and schedules, and on the related conference call, we report certain financial measures that are not required by, or presented in accordance with, United States generally accepted accounting principles (“GAAP”). We discuss management’s reasons for reporting these non-GAAP measures below, and the press release schedules reconcile the most directly comparable GAAP measure to each non-GAAP measure that we refer to. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for revenue, operating income, net income, earnings per share or any other comparable operating measure prescribed by GAAP. In addition, we may calculate and/or present these non-GAAP financial measures differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

Adjusted Operating Income and Adjusted Operating Income Margin.  Adjusted operating income and Adjusted operating income margin exclude cost reimbursement revenue, reimbursed expenses, and merger-related costs and charges. Adjusted operating income margin reflects Adjusted operating income divided by Adjusted total revenues. We believe that these are meaningful metrics because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Net Income and Adjusted Diluted EPS. Adjusted net income and Adjusted diluted EPS reflect our net income and diluted earnings per share excluding the impact of cost reimbursement revenue, reimbursed expenses, merger-related costs and charges, the gain on the sale of our ownership interest in Avendra, and the income tax effect of these adjustments, as well as the impact of the U.S. Tax Cuts and Jobs Act of 2017. We calculate the income tax effect of the adjustments using an estimated tax rate applicable to each adjustment. We believe that these measures are meaningful indicators of our performance because they allow for period-over-period comparisons of our ongoing operations before these items and for the reasons further described below.

Adjusted Earnings Before Interest Expense, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Adjusted EBITDA reflects net income excluding the impact of the following items: cost reimbursement revenue and reimbursed expenses, interest expense, depreciation (including depreciation classified in “Reimbursed expenses,” as discussed below), amortization, and provision for income taxes, pre-tax merger-related costs and charges, and share-based compensation expense for all periods presented. When applicable, Adjusted EBITDA also excludes gains and losses on asset dispositions made by us or by our joint venture investees.

In our presentations of Adjusted operating income and Adjusted operating income margin, Adjusted net income, and Adjusted diluted EPS, we exclude transaction and transition costs associated with the Starwood merger, which we record in the “Merger-related costs and charges” caption of our Income Statements, to allow for period-over period comparisons of our ongoing operations before the impact of these items. We exclude cost reimbursement revenue and reimbursed expenses, which relate to property-level and centralized programs and services that we operate for the benefit of our hotel owners. We do not operate these programs and services to generate a profit over the contract term, and accordingly, when we recover the costs that we incur for these programs and services from our hotel owners, we do not seek a mark-up. For property-level services, our owners typically reimburse us at the same time that we incur expenses. However, for centralized programs and services, our owners may reimburse us before or after we incur expenses, causing temporary timing differences between the costs we incur and the related reimbursement from hotel owners in our operating and net income. Over the long term, these programs and services are not designed to impact our economics, either positively or negatively. Because we do not retain any such profits or losses over time, we exclude the net impact when evaluating period-over-period changes in our operating results.

We believe that Adjusted EBITDA is a meaningful indicator of our operating performance because it permits period-over-period comparisons of our ongoing operations before these items and facilitates our comparison of results before these items with results from other lodging companies. We use Adjusted EBITDA to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provisions for income taxes can vary considerably among companies. Our Adjusted EBITDA also excludes depreciation and amortization expense which we report under “Depreciation, amortization, and other” as well as depreciation classified in “Reimbursed expenses” and “Contract investment amortization” in our Consolidated Statements of Income (our “Income Statements”), because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. Depreciation classified in “Reimbursed expenses” reflects depreciation of Marriott-owned assets, for which we receive cash from owners to reimburse the company for its investments made for the benefit of the system. These differences can result in considerable variability

MARRIOTT INTERNATIONAL, INC.
EXPLANATION OF NON-GAAP FINANCIAL AND PERFORMANCE MEASURES

in the relative costs of productive assets and the depreciation and amortization expense among companies. We exclude share-based compensation expense in all periods presented to address the considerable variability among companies in recording compensation expense because companies use share-based payment awards differently, both in the type and quantity of awards granted.

RevPAR. In addition to the foregoing non-GAAP financial measures, we present Revenue per Available Room (“RevPAR”) as a performance measure. We believe RevPAR is a meaningful indicator of our performance because it measures the period-over-period change in room revenues for comparable properties. RevPAR may not be comparable to similarly titled measures, such as revenues. We calculate RevPAR by dividing room sales (recorded in local currency) for comparable properties by room nights available for the period. We present growth in comparative RevPAR on a constant dollar basis, which we calculate by applying exchange rates for the current period to each period presented. We believe constant dollar analysis provides valuable information regarding our properties’ performance as it removes currency fluctuations from the presentation of such results.